UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2025

Verona Pharma plc

(Exact Name of Registrant as Specified in its Charter)

United Kingdom	001-38067	98-1489389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 More London Riverside

London SE1 2RE

United Kingdom

(Address of principal executive offices) (Zip Code)

+44 203 283 4200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Ordinary shares, nominal value £0.05 per share*	VRNA	The Nasdaq Global Market

* The ordinary shares are represented by American Depositary Shares (each representing 8 ordinary shares), which are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Transaction Agreement and Scheme of Arrangement

On July 8, 2025, Verona Pharma plc, a public limited company incorporated under the laws of England and Wales (“Verona Pharma” or the “Company”), entered into a Transaction Agreement (the “Transaction Agreement”) with Merck Sharp & Dohme LLC, a New Jersey limited liability company (“Merck” or “Parent”) and Vol Holdings LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Bidco”).

The Transaction Agreement provides, among other things, that subject to the satisfaction or waiver of the conditions set forth therein, Bidco will acquire the entire issued and to be issued share capital of Verona Pharma pursuant to a court sanctioned English law scheme of arrangement under Part 26 of the Companies Act 2006 (the “Scheme of Arrangement” and such acquisition, the “Transaction”).

Under the Transaction Agreement, at the effective time of the Scheme of Arrangement (the “Effective Time”), all ordinary shares, nominal value £0.05 per share (each a “Company Share”), issued and outstanding as of the Effective Time will be acquired by Bidco, and the holders of Company Shares will have the right to receive, for each such share, $13.375 in cash, without interest (the “Consideration”). Because each American depositary share of the Company (each a “Company ADS”) represents a beneficial interest in eight (8) Company Shares, holders of Company ADSs will be entitled to receive eight (8) times the foregoing cash amount, or $107 in cash (the “ADS Consideration”).

Immediately prior to the Effective Time, each outstanding and unvested Company share option will become fully vested, and as of the Effective Time, each outstanding Company share option that has an exercise price that is less than the ADS Consideration will be automatically converted into the right to receive an amount in cash equal to the product of (1) the aggregate number of Company ADSs underlying such Company share option and (2) the excess, if any, of (x) an amount equal to the ADS Consideration over (y) the exercise price of such Company share option. As of the Effective Time, each Company share option that has an exercise price that is equal to or greater than the ADS Consideration will be automatically cancelled for no consideration. Each outstanding Company time-based restricted share unit will become fully vested as of immediately prior to the Effective Time, and as of the Effective Time, will be automatically converted into the right to receive an amount in cash equal to the product of (A) the aggregate number of Company ADSs underlying such Company restricted share unit and (B) the ADS Consideration. Each outstanding Company performance-based restricted share unit that had previously become earned or is eligible to be earned will be automatically converted into the right to receive an amount in cash equal to the product of (a) the number of earned and vested Company ADSs underlying such Company restricted stock unit (with performance for the performance quarter in which the Effective Time occurs, or any subsequent performance quarter, calculated by assuming achievement of the applicable performance level at 100% or, solely for the performance quarter in which the Effective Time occurs, based on a good faith estimate by the Company of the actual performance through the end of such performance quarter, if greater than 100%) and (b) the Per ADS Consideration. As of the Effective Time, each outstanding Company performance-based restricted share unit that was eligible to be earned in a performance quarter that was completed prior to the Effective Time, but which was not earned, will be automatically cancelled for no consideration.

The Transaction Agreement contains customary representations, warranties and covenants, including covenants obligating the Company to use commercially reasonable efforts to conduct its operations in all material respects in its ordinary course of business consistent with past practice, to cooperate in seeking regulatory approvals and not to engage in certain specified activities without Parent’s prior written consent. In addition, subject to certain exceptions, the Company has agreed not to solicit, initiate, knowingly encourage or knowingly facilitate, any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal (as defined in the Transaction Agreement), or take certain other restricted actions in connection therewith. Notwithstanding the foregoing, if the Company receives a written, bona fide Acquisition Proposal that did not result from a material breach of the non-solicitation provisions of the Transaction Agreement that the Company’s Board of Directors (the “Board”) determines in good faith, after consultation with its financial advisor(s) and outside legal counsel, constitutes or is reasonably likely to lead to a Superior Proposal (as defined in the Transaction Agreement), the Company may take certain actions to participate in discussions and negotiations and furnish information with respect to such Acquisition Proposal, after providing written notice to Parent of such determination.

The Company will prepare and file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) and, subject to certain exceptions, the Board will recommend that the Company’s shareholders vote in favor of the Scheme of Arrangement at the scheme meeting and the shareholder resolution at the general meeting of the Company’s shareholders to be convened in connection with the Scheme of Arrangement (the “Company Board Recommendation”). However, subject to the satisfaction of certain terms and conditions, the Company and the Board, as applicable, are permitted to take certain actions which may, as more fully described in the Transaction Agreement, include changing the Company Board Recommendation and entering into a definitive agreement with respect to a Superior Proposal if, among other things, the Board has concluded in good faith after consultation with its outside legal counsel that the failure to take such action would be reasonably likely to be inconsistent with the Board’s fiduciary duties under applicable law.

The Transaction Agreement also contains certain customary termination rights in favor of each of the Company and Parent, including the Company’s right, subject to certain limitations, to terminate the Transaction Agreement in certain circumstances to accept a Superior Proposal and Parent’s right to terminate the Transaction Agreement if the Board changes its Company Board Recommendation. In addition, either Parent or the Company may terminate the Transaction Agreement if the Transaction has not been successfully completed by January 8, 2026 (the “Termination Date”), which may be automatically extended by an additional three months (not to exceed two automatic extensions) if any closing conditions relating to regulatory approvals have not been satisfied but all other closing conditions have been satisfied or waived. In connection with a termination of the Transaction Agreement under specified circumstances, including due to a change in the Company Board Recommendation, the entry by the Company into a definitive agreement with respect to a Superior Proposal, or certain other triggering events, such as if the High Court of Justice of England and Wales (the “Court”) declines or refuses to sanction the Scheme of Arrangement and the Company shall have communicated to the Court at the hearing to sanction the Scheme of Arrangement that the Board no longer supports the consummation of the Transaction or no longer wishes the Court to sanction the Scheme of Arrangement, the Company may be required to pay Parent a termination fee of $100,000,000.

The Board has unanimously resolved (i) that the Transaction Agreement, the Scheme of Arrangement and the transactions contemplated hereby and thereby are in the best interests of the Company and would promote the success of the Company for the benefit of the Company’s Shareholders as a whole, (ii) that the execution, delivery and performance of this Agreement and the Scheme of Arrangement and the consummation of the transactions contemplated hereby and thereby, be and are approved and (iii) to recommend to the Company Shareholders the approval of the Scheme of Arrangement at the scheme meeting and the passing of the shareholder resolution at the general meeting of the Company Shareholders to be convened in connection with the Scheme of Arrangement.

The foregoing description of the Transaction Agreement and the transactions contemplated thereunder is not complete and is qualified in its entirety by reference to the Transaction Agreement, a copy of which is hereby filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference. The Transaction Agreement and the foregoing description thereof have been included to provide investors and shareholders with information regarding the terms of the Transaction Agreement. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Transaction Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Transaction Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to shareholders and reports and documents filed with the SEC, and are also qualified in important part by a confidential disclosure schedule delivered by the Company to Parent in connection with the Transaction Agreement. Investors and shareholders are not third-party beneficiaries under the Transaction Agreement. Accordingly, investors and shareholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Transaction Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Item 7.01. Regulation FD Disclosure.

On July 9, 2025, the Company and Parent issued a joint press release announcing the execution of the Transaction Agreement. A copy of the press release is hereby furnished as Exhibit 99.1 to this Current Report.

The information contained in this Item 7.01 and in Exhibit 99.1 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

Voting Agreement

Concurrent with the execution of the Transaction Agreement, the Company and Parent entered into a Voting Agreement (the “Voting Agreement”) with the directors and certain executive officers of the Company providing that, among other things, subject to the terms and conditions set forth therein, such shareholders will support the Transaction and the transactions contemplated thereby, including by voting in favor of the Scheme of Arrangement at the scheme meeting and the shareholder resolution at the general meeting of the Company’s shareholders to be convened in connection with the Scheme of Arrangement.

A copy of the Voting Agreement is included in this Current Report as Exhibit 10.1 and is incorporated herein by reference. The summary description of the terms of the Voting Agreement in this report is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Transaction Agreement, dated as of July 8, 2025, by and among Verona Pharma, Merck and Vol Holdings LLC.*

10.1	Voting Agreement, dated as of July 8, 2025, by and among Verona Pharma, Merck and the shareholders party thereto.

99.1	Press Release, dated July 9, 2025, jointly issued by Verona Pharma plc and Merck.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the U.S. Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

Additional Information and Where to Find It

In connection with the proposed transaction between Verona Pharma and Merck, Verona Pharma will file with the Securities and Exchange Commission (“SEC”) a proxy statement on Schedule 14A. Additionally, Verona Pharma may file other relevant materials with the SEC in connection with the proposed transaction. Investors and securityholders of Verona Pharma are urged to read the proxy statement (which will include an explanatory statement in respect of the Scheme of Arrangement of Verona Pharma, in accordance with the requirements of the U.K. Companies Act 2006) and any other relevant materials filed or that will be filed with the SEC, as well as any amendments or supplements to these materials and documents incorporated by reference therein, carefully and in their entirety when they become available because they contain or will contain important information about the proposed transaction and related matters. The definitive version of the proxy statement will be mailed or otherwise made available to Verona Pharma’s securityholders. Investors and securityholders will be able to obtain a copy of the proxy statement (when it is available) as well as other filings containing information about the proposed transaction that are filed by Verona Pharma or Merck with the SEC, free of charge on EDGAR at www.sec.gov, on the investor relations page of Verona Pharma’s website at www.veronapharma.com/investors, by contacting Verona Pharma’s investor relations department at IR@veronapharma.com, or on Merck’s website at www.merck.com.

Participants in the Solicitation

Verona Pharma, Merck and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Verona Pharma in connection with the proposed transaction. Information about Verona Pharma’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, will be included in the proxy statement (when available). You may also find additional information about Verona Pharma’s directors and executive officers in Verona Pharma’s proxy statement for its 2025 Annual General Meeting filed on March 18, 2025 and Verona Pharma’s other filings with the SEC available at the SEC’s Internet site (www.sec.gov), including any statements of beneficial ownership on Form 3 or Form 4 filed with the SEC after such proxy statement. Information about Merck and its directors and executive officers can be found in Merck’s proxy statement filed on April 9, 2025 and Merck’s other filings with the SEC available at the SEC’s Internet site (www.sec.gov), including any statements of beneficial ownership on Form 3 or Form 4 filed with the SEC after such proxy statement. Verona Pharma shareholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Verona Pharma directors and executive officers in the proposed transaction, which may be different than those of Verona Pharma shareholders generally, by reading the proxy statement and any other relevant documents that are filed or will be filed with the SEC relating to the proposed transaction. You may obtain free copies of these document using the sources indicated above.

Forward Looking Statements

This communication includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including with respect to the proposed acquisition of Verona Pharma, and readers are cautioned not to place undue reliance on such statements. Such forward-looking statements include, but are not limited to, the ability of Merck and Verona Pharma to complete the transactions contemplated by the transaction agreement, including statements about the transaction contemplated thereby, statements about the expected timetable for completing the transaction, Verona Pharma’s beliefs and expectations and statements about the benefits sought to be achieved in the proposed acquisition, the potential effects of the acquisition on Verona Pharma, as well as the expected benefits and success of Verona Pharma’s products and product candidates. These statements are based upon the current beliefs and expectations of Verona Pharma’s management and are subject to significant risks and uncertainties. There can be no guarantees that the conditions to the closing of the proposed transaction will be satisfied on the expected timetable or at all, or that any pipeline candidates will receive the necessary regulatory approvals or that they will prove to be commercially successful. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include, but are not limited to, uncertainties as to the timing of the proposed transaction; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the proposed transaction contained in the transaction agreement may not be satisfied or waived (including, but not limited to, the failure to obtain the approval of the proposed transaction by Verona Pharma shareholders and the failure to obtain the sanction of the High Court of Justice of England and Wales); the effects of disruption from the transactions contemplated by the transaction agreement and the impact of the announcement and pendency of the transactions on Verona Pharma’s business; the risk that shareholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability; Verona Pharma’s dependence on the successful commercialization of Ohtuvayre and the uncertain market acceptance of Ohtuvayre as a treatment for COPD; and risks related to pharmaceutical product development, including Verona Pharma’s ongoing development of ensifentrine and any other product candidates and combinations, and the uncertainty of clinical success.

Verona Pharma undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Verona Pharma’s Annual Report on Form 10-K for the year ended December 31, 2024 and Verona Pharma’s other filings with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERONA PHARMA PLC

Date: July 9, 2025	By:	/s/ David Zaccardelli, Pharm. D.
	Name:	David Zaccardelli, Pharm. D.
	Title:	President and Chief Executive Officer